GENTIUM S.p.A.

PIAZZA XX SETTEMBRE 2
22079 VILLA GUARDIA (COMO)
ITALY
+39 031 385111

424B3

Filed on 05/05/2006
File Number 333-130796

Filed pursuant to Rule No. 424(b)(3)
File Number: 333-130796

GENTIUM S.P.A.

PROSPECTUS SUPPLEMENT NO. 2
DATED MAY 5, 2006

TO PROSPECTUS DATED
JANUARY 30, 2006

This Prospectus Supplement No. 2 supplements information contained in our prospectus dated January 30, 2006, as amended and supplemented from time to time (the “Gentium Prospectus”). The information in this Supplement No. 2 supplements, modifies and supersedes some of the information contained in the Gentium Prospectus.

The purpose of this Prospectus Supplement No. 2 is to inform you that effective May 16, 2006, our American Depositary Shares (ADSs) will be listed for trading on The NASDAQ National Market System under the symbol GENT. Our ADSs will continue to trade on the American Stock Exchange until they are delisted from the American Stock Exchange after the market closes on May 15, 2006.

You should read this Prospectus Supplement No. 2 in conjunction with the Gentium Prospectus. This Prospectus Supplement No. 2 is not complete without, and may not be delivered or utilized except in connection with, the Gentium Prospectus including any amendments or supplements thereto.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.